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EXHIBIT 11.1

SYNC RESEARCH, INC.
COMPUTATION OF NET LOSS PER SHARE

NET INCOME (LOSS) PER SHARE

                                                      THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                      -----------------------------------     ---------------------------------
                                                      SEPTEMBER 30,         SEPTEMBER 30,     SEPTEMBER 30,       SEPTEMBER 30,
                                                      1996                  1995              1996                1995
                                                      -------------         -------------     -------------       -------------
Net loss                                              $(3,483,000)          $(543,000)        $(7,567,000)        $(1,905,000)
   Accretion of mandatorily redeemable
      Series B preferred stock redemption value
      and dividends                                      (242,000)           (292,000)           (775,000)         (1,221,000)
                                                      -----------           ---------         -----------         -----------
Net loss attributable to common stockholders          $(3,725,000)         $ (835,000)        $(8,342,000)        $(3,126,000)
                                                      -----------           ---------         -----------         -----------
                                                      -----------           ---------         -----------         -----------

Calculation of shares outstanding for
computing net loss per share:

      Weighted average common and common
      equivalent shares outstanding used in
      calculating net loss per share in accordance
      with generally accepted accounting principles    16,183,387           5,491,336          16,067,850           5,294,128
                                                      -----------           ---------         -----------         -----------
      Adjustments to reflect requirements of the
      SEC in accordance with SAB 83                            --           1,240,517                  --           1,311,743
                                                      -----------           ---------         -----------         -----------
Shares used in computing net loss per share            16,183,387           6,731,933          16,067,850           6,605,871
                                                      -----------           ---------         -----------         -----------
                                                      -----------           ---------         -----------         -----------
Historical loss per share                             $     (0.23)         $    (0.12)        $     (0.52)        $     (0.47)
                                                      -----------           ---------         -----------         -----------
                                                      -----------           ---------         -----------         -----------
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PRO FORMA NET LOSS PER SHARE

                                                                      THREE MONTHS                            NINE MONTHS
                                                                      ENDED                                   ENDED
                                                                      SEPTEMBER 30,                           SEPTEMBER 30,
                                                                      1995                                    1995
                                                                      ----------------                        ----------------
Net loss                                                                  $  (543,000)                            $(1,905,000)
   Accretion of mandatorily redeemable
      Series B preferred stock redemption value
      and dividends                                                          (292,000)                             (1,221,000)
                                                                          -----------                             -----------
Net loss attributable to common stockholders                              $  (835,000)                            $(3,126,000)
                                                                          -----------                             -----------
                                                                          -----------                             -----------

Calculation of shares outstanding for computing net loss per share:

Weighted average common and common equivalent
shares outstanding used in calculating
net loss per share in accordance with generally
accepted accounting principles                                              5,491,336                               5,294,128

Adjustments to reflect requirements of the SEC
in accordance with SAB 83                                                   1,240,597                               1,311,743

Adjustment to reflect the effects of the assumed
conversion of convertible preferred stock from
date of issuance                                                            7,603,240                               7,603,240
                                                                          -----------                             -----------
Shares used in computing pro forma net loss per share                      14,335,173                              14,209,111
                                                                          -----------                             -----------
                                                                          -----------                             -----------
Pro forma net loss per share                                              $     (0.06)                            $     (0.22)
                                                                          -----------                             -----------
                                                                          -----------                             -----------
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